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                                GUARANTEE AGREEMENT

     In order to induce Summit Design, Inc., a Delaware corporation, and Anam S&T Co., Ltd., a Korean corporation (each a "Lender" and together, "Lenders") to make certain loans (the "Loans") to Summit Design Asia, Ltd., a Hong Kong corporation ("SDA"), the undersigned ("Guarantor") desires to guarantee SDA's repayment of the Loans and other obligations to Lenders. Therefore, Guarantor agrees as follows:

     1. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lenders the due and punctual payment by SDA of (a) all amounts now or hereafter owed by SDA to Lenders in respect of the Loans and (b) all late charges, interest, collection costs and other costs and expenses in respect thereof.

     2. Guarantor waives all rights to require Lenders to proceed against SDA or to exhaust any remedy prior to enforcing this Guarantee. Guarantor waives any defense based on the cessation for any cause whatsoever of the liability of SDA. Guarantor waives all demands, presentments and notices of every kind. Lenders may at any time and from time to time alter, amend, renew, or extend the time for payment of any obligation of SDA and may otherwise deal with SDA as Lenders may elect, all without notice to Guarantor and without diminishing, releasing or discharging the liability of Guarantor. Guarantor agrees not to enforce any claim it may have against SDA, including, but not limited to, any rights acquired by way of subrogation under this Guarantee, until all obligations of SDA to Lenders have been paid in full.

     3. This Guarantee shall be binding upon and shall inure to the benefit of the parties and their heirs, successors and assigns. If Guarantor refuses payment under this Guarantee, Guarantor shall pay the reasonable costs and expenses, including attorney's fees, incurred by Lenders in the enforcement of this Guarantee.

     4.   This Guarantee shall be governed by the laws of the State of Oregon.

     DATED  May 12, 1998

                                   GUARANTOR:

                                   ASIA DESIGN CORPORATION, LTD.,
                                        a Korean corporation

                                   By:  /s/ K.H. Kwon
                                      -----------------------------------------
                                        Name:     Ki Hong Kwon
                                        Title:    President